Exhibit 99.1

For Further Information:

Steven Fitzpatrick

Vice President of Finance and Investor Relations

sfitzpatrick@goutsi.com

(586) 920-0228

Universal Truckload Services, Inc. Announces First Quarter 2016 Earnings Release and Conference Call Dates, Provides Outlook and Appoints New Chief Financial Officer

Warren, MI – April 6, 2016 — Universal Truckload Services, Inc. (NASDAQ: UACL), announced today the planned release of first quarter 2016 financial results on Thursday, April 28, 2016, immediately prior to the beginning of our annual shareholders’ meeting at 10:00 a.m. EDT.

Based on currently available information, we expect to report income from operations in the range of $13.0 million to $14.8 million, on total operating revenues anticipated to range from $258.0 million to $268.0 million. This compares to $15.1 million of operating income in the first quarter of 2015 on revenues totaling $263.6 million. We anticipate earnings per diluted share in the range of $0.24 to $0.27 for the first quarter of 2016, compared to $0.27 per share in first quarter 2015.

Universal’s financial performance reflects total operating revenues generally in-line with expectations, primarily supported by strength in our value-added services, excluding where we support heavy truck. However, we expect our earnings to be negatively impacted from a weak pricing environment in our transportation segment and increased direct labor costs compared to plan in order to support extended implementation and higher than anticipated customer production schedules.

Universal also announced that David A. Crittenden, Universal’s Chief Financial Officer and Treasurer, has resigned from the company to pursue other business interests.

The Company appointed Jude Beres, age 44, as its Chief Financial Officer effective March 31, 2016. Mr. Beres previously served as the Company’s Chief Administrative Officer since April 2015. Prior to joining Universal, Mr. Beres worked for multiple affiliated companies in finance and accounting and most recently served as Vice President of Finance and Accounting for Central Transport. Mr. Beres has over 19 years of experience in the less-than-truckload, truckload, intermodal and logistics industries. He holds a Bachelor of Accountancy from Walsh College.

“I would like to thank David for his contributions to Universal and wish him the best in his future endeavors,” stated Universal’s Chief Executive Officer, Jeff Rogers. “I look forward to Jude’s leadership as our new Chief Financial Officer. Universal will take full advantage of his substantial financial and operational expertise as we continue our work to improve Universal’s financial results.”

Quarterly Earnings Conference Call Dial-in Details

We invite investors and analysts to our quarterly earnings conference call:

Time:	10:00 AM EDT
Date:	Friday, April 29, 2016
Call Toll Free:	(866) 622-0924
International Dial-in:	+1 (660) 422-4956
Conference ID:	83911871

During the call, Jeff Rogers, CEO, Jude Beres, CFO, and Steven Fitzpatrick, Vice President of Finance and Investor Relations, will discuss Universal’s first quarter 2016 financial performance, the demand outlook in our key markets and other trends impacting our business.

A replay of the conference call will be available beginning two hours after the call through May 26, 2016, by calling (855) 859-2056 (toll free) or +1 (404) 537-3406 (toll) and using conference ID 83911871. The call will also be available on investors.goutsi.com.

About Universal

Universal Truckload Services, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia. We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes. We offer our customers a broad array of services across their entire supply chain, including transportation, intermodal, and value-added services.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.